Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Polibeli Group Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share	(1)	Other	4,467,494		$11.50	$51,376,181.00	0.0001531	$7,865.69
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share	(2)	Other	154,999		9.0850	1,408,165.91	0.0001531	215.59
Fees to be Paid	Equity	Warrants to purchase Class A Ordinary Shares	(3)	Other	154,999	$			$0.0001531	$0.00

Total Offering Amounts:								$52,784,346.91		8,081.28
Total Fees Previously Paid:										0.00
Total Fee Offsets:										7,898.77
Net Fee Due:										$182.51

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Offering Note(s)

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents 4,467,494 Class A Ordinary Shares to be issued by the Company upon exercise of 4,312,495 Public Warrants to purchase 4,312,495 Class A Ordinary Shares and 154,999 Private Warrants to purchase 154,999 Class A Ordinary Shares.

Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents 154,999 Class A Ordinary Shares issuable upon the exercise of the Private Warrants.

Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high ($9.43) and low ($8.74) prices for the Company Class A Ordinary Shares on Nasdaq as of September 19, 2025.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents 154,999 Private Warrants registered for resale by the Selling Securityholders.

Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the Private Warrants and the entire fee is allocated to the underlying Class A Ordinary Shares.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Polibeli Group Ltd	(1)	F-4	333-285821	03/14/2025		$7,625.87	Equity	Class A Ordinary Shares underlying Public Warrants	4,312,495	$49,809,748.50	$
Fee Offset Claims	Polibeli Group Ltd	(2)	F-4	333-285821	03/14/2025		272.90	Equity	Class A Ordinary Shares underlying Private Warrants	155,000	1,782,500.00
Fee Offset Sources	Polibeli Group Ltd	(3)	F-4	333-285821		03/14/2025							7,625.87
Fee Offset Sources	Polibeli Group Ltd	(4)	F-4	333-285821		03/14/2025							272.90

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Company previously registered 4,312,495 Class A Ordinary Shares issuable on the exercise of the Public Warrants and 155,000 Class A Ordinary Shares issuable on the exercise of the Private Warrants under a registration statement on Form F-4 (File No. 333-285821) (the “Prior Registration Statement”). None of these Warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Company has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Company previously registered 4,312,495 Class A Ordinary Shares issuable on the exercise of the Public Warrants and 155,000 Class A Ordinary Shares issuable on the exercise of the Private Warrants under the Prior Registration Statement. None of these Warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Company has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(3)	The Company previously registered 4,312,495 Class A Ordinary Shares issuable on the exercise of the Public Warrants and 155,000 Class A Ordinary Shares issuable on the exercise of the Private Warrants under the Prior Registration Statement. None of these Warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Company has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(4)	The Company previously registered 4,312,495 Class A Ordinary Shares issuable on the exercise of the Public Warrants and 155,000 Class A Ordinary Shares issuable on the exercise of the Private Warrants under the Prior Registration Statement. None of these Warrants have been exercised and, consequently, none of those Class A Ordinary Shares have been issued or sold under the Prior Registration Statement. The Company has completed the offering that included these unissued Class A Ordinary Shares under the Prior Registration Statement.